FORM 8-K





                       SECURITIES AND EXCHANGE COMMISSION




                              Washington, DC 20549

                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934




                          Date of Report: July 18, 1997



                               PECO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)



                         PENNSYLVANIA 1-1401 23-0970240
                       (State or other (SEC (IRS Employer
                   jurisdiction of file number) Identification
                             incorporation) Number)




              230l Market Street, Philadelphia, Pennsylvania 19101
               (Address of principal executive offices) (Zip Code)



               Registrant's telephone number, including area code:
                                 (215) 841-4000

Item 5. Other Events

As previously reported in the Company's Current Report on Form 8-K dated April 1, 1997, the Company filed its comprehensive restructuring plan with the Pennsylvania Public Utility Commission (PUC) under the Pennsylvania Electricity Generation Customer Choice and Competition Act (Competition Act).

The Company today filed with the PUC rebuttal testimony in its restructuring proceeding.

The testimony filed today responds to previously filed proposals by various intervening parties and discusses the impact on the Company's future financial condition and results of operations of some of these proposals. The Company urges the PUC to reject these extreme positions in favor of a more measured approach which fairly balances the interests of all constituencies, as contemplated by the Competition Act.

Thirteen parties have submitted testimony covering a broad spectrum of issues. Some have confined their comments to relatively narrow areas of concern; others have commented on virtually every aspect of the Company's filing. Three parties have set forth comprehensive proposals: Office of Trial Staff (OTS); Office of Consumer Advocate (OCA); and the Philadelphia Area Industrial Energy Users Group (PAIEUG).


The Company's rebuttal witnesses address the following major subject areas:

         Quantification/Recovery of Stranded Costs

         Allocation of Costs and Rate Unbundling

         Universal Service

         Consumer Education

         Economic Impact on Community



Quantification/Recovery of Stranded Costs

Several parties have proposed, either expressly or implicitly, that the PUC reduce the Company recoverable costs through various forms of "sharing." These proposals fall into the following broad categories:

         Reduced stranded generation costs resulting from the use of a higher market price projection than that proposed by the Company. Recommendations that shareholders be required to absorb a percentage of stranded generating costs. Recommendations that shareholders be forced to forgo a return on their investment.
         Denial of recovery of all or a portion of future decommissioning costs.


While the testimony addresses each issue separately, it also provides a summary of the impact on the Company's financial condition of the OTS, OCA, PAIEUG proposals as compared to the Company's proposal.

 Recommendations for stranded cost recovery are summarized below:

              The Company  $6.8 billion
              OTS          $4.9 billion;  70/30 customer/shareholder
                                    sharing of stranded plant
              OCA          $4.3 billion;  no return on stranded plant
              PAIEUG                $3.7 billion;  no return on stranded plant


If any of the intervenor proposals is adopted, the impact on the Company's financial condition would be significant.

         The OCA and PAIEUG proposals would cause a write-off of at least $798 million, or more than $2.00 per share, in regulatory assets in the 1997-98 time frame.

         Cash flow and other critical financial measures would be negatively affected. Cash flow would not be expected to meet scheduled maturity needs, dividend, and capital expenditures during virtually the entire transition period.

         The Company expects that it would not maintain an S&P investment-grade rating of its mortgage bonds during virtually the entire transition period.

         The proposals would significantly jeopardize the ability of the Company to maintain its current dividend.


The Company cannot currently predict what decision the PUC will ultimately reach in the Company's restructuring proceeding or what impact that decision will ultimately have on the Company's future financial condition, results of operation or common stock dividend.

A final decision in the restructuring proceeding is not expected until January 1998. The schedule:

                           August 1         Opposing Party Surrebuttal

                           August 4-22      Evidentiary Hearings

                           November 4       ALJ Recommended Decision

                           December 18      Polling by Commissioners

                           January 8, 1998  Commission Order




Estimated Financial Impact of Restructuring Proposals

The following estimates were prepared by the Company solely for the purpose of demonstrating in the Company's rebuttal testimony the relative impact of the Company's proposal and the intervenors' proposals on the Company's financial condition. The estimates are not intended to be and should not be used as a forecast or projection of the Company's future financial condition or results of operation. The Company currently does not provide analysts with projections of future earnings and does not anticipate changing this policy in the foreseeable future.

Earnings Per Share ($/sh)
                  1999          2000          2001         2002         2003         2004         2005

       PECO(1)     1.32         1.45          1.62         1.64         1.65         1.59         1.55
       OTS         0.07         0.42          1.03         1.22         1.41         1.56         1.69
       OCA        (0.17)        0.13          0.67         0.83         0.98         1.09         1.18
       PAIEUG     (0.16)        0.14          0.67         0.81         0.95         1.07         1.15

 (1) Assumes $6.8 billion stranded cost recovery; $1.1 billion securitization; seven-year Competitive Transition Charge (CTC) recovery period. Extension of the CTC recovery period and/or additional securitization would result in higher earnings per share. The opportunity for both is provided for in the Competition Act.


Net Cash Flow (2)  (Mil $)
                  1999         2000         2001         2002         2003          2004         2005

       PECO       (183)         280            2         (172)        (124)         330          236
       OTS        (558)         (29)        (216)        (361)        (276)         220          160
       OCA        (667)        (137)        (331)        (479)        (400)          89           24
       PAIEUG     (669)        (170)        (365)        (517)        (440)          51          (17)

 (2) Defined as cash from operations less scheduled maturities, capital expenditures and common dividends.


Net Cash Flow Per Share ($/sh)
                  1999         2000          2001         2002         2003          2004        2005

       PECO       (0.92)        1.41          0.01        (0.86)       (0.62)        1.66         1.19
       OTS        (2.80)       (0.15)        (1.09)       (1.81)       (1.39)        1.11         0.80
       OCA        (3.10)       (0.64)        (1.54)       (2.23)       (1.86)        0.41         0.11
       PAIEUG     (3.25)       (0.79)        (1.70)       (2.40)       (2.05)        0.24        (0.08)


Shares (3)
(3) The Company and OTS - 199 million shares outstanding for the entire transition period (1999-2005);

         OCA and PAIEUG - 215 million shares outstanding for the entire transition period (1999-2005).


                                     * * * *

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                             PECO ENERGY COMPANY


                                                               s\ J. B. Mitchell
                                                        Vice President - Finance
                                                                   and Treasurer


July 18, 1997